EXHIBIT 23.1

PricewaterhouseCoopers LLP
254 Munoz Rivera Avenue
BBVA Tower, 9th Floor
Hato Rey PR 00918
Telephone (787) 754 9090
Facsimile (787) 766 1094

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S- 3 of Doral Financial Corporation of our report dated February 24, 2004 relating to the financial statements, which appears on page 71 of the 2003 Annual Report to Shareholders of Doral Financial Corporation, which is incorporated by reference in Doral Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

San Juan, Puerto Rico
June 10, 2004